Exhibit 99.1

Contact:	David Young
TESSCO Technologies Incorporated
Chief Financial Officer
(410) 229-1380
young@tessco.com

TESSCO to Participate in Investor Conferences and Meetings

Fiscal 2007 Guidance Updated and Fiscal 2008 Provided

HUNT VALLEY, MARYLAND, MARCH 21, 2007 – TESSCO Technologies Incorporated (Nasdaq: TESS), a value-added supplier of the product solutions needed to design, build, run, maintain and use wireless systems, today announced plans to present to various investor groups on Thursday, Friday and Saturday of this week.  Chairman, President and Chief Executive Officer Robert Barnhill, and Senior Vice President and Chief Financial Officer David Young, will make presentations to investors and analysts, during which they will discuss the Company's business, strategies, financial objectives and the current quarter’s performance.

Mr. Barnhill commented, “During the meetings we will discuss our value proposition of being Your Total Source for wireless, and the initiatives and strategies that should continue to create new product-solution offerings, grow customers and their monthly purchases, and improve productivity. During our presentations, we will also discuss this quarter’s performance and indicate that while revenues are projected to be approximately 30% higher than the same quarter last year, they will be lower than anticipated. As a result, earnings per share for our fiscal year, which ends April 1, 2007, will likely be at the low end of the $1.15 to $1.22 range previously announced.  In addition, at this time, we are providing our initial earnings per share guidance for fiscal 2008 to be in the range of $1.35 to $1.60.”

The preceding statements as to anticipated results and guidance are based on current expectations and analysis, as well as our assessment of the progress being made on our business generation and operating productivity initiatives. These statements are forward-looking, and actual results may differ materially. We will keep this press release publicly available on our Web site (www.tessco.com). However, we assume no obligation to update the information contained in this press release at any time.

About TESSCO

TESSCO Technologies Incorporated is a value-added supplier of the product solutions needed to design, build, run, maintain and use wireless systems. TESSCO is committed to delivering, fast and complete, the product needs of wireless system operators, program managers, contractors, resellers, and self- maintained utility, transportation, enterprise and government organizations. As Your Total Source® supplier of mobile and fixed-wireless network infrastructure products, mobile devices and accessories, and installation, test and maintenance equipment and supplies, TESSCO assures customers of on- time availability, while streamlining their supply chain process and lowering inventories and total costs. To learn more, please visit TESSCO.com.

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Forward-Looking Statements

This press release may contain forward-looking statements. These forward- looking statements may generally be identified by the use of the words "may," "will," "expects," "anticipates," "believes," "estimates," and similar expressions, but the absence of these words or phrases does not necessarily mean that a statement is not forward looking. Forward-looking statements involve a number of risks and uncertainties. Our actual results may differ materially from those described in or contemplated by any such forward-looking statement for a variety of reasons, including those risks identified in our most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission, under the heading "Risk Factors" and otherwise. Consequently, the reader is cautioned to consider all forward- looking statements in light of the risks to which they are subject.

We are not able to identify or control all circumstances that could occur in the future that may adversely affect our business and operating results. Without limiting the risks that we describe in our periodic reports and elsewhere, among the risks that could lead to a materially adverse impact on our business or operating results are the following: termination or non- renewal of limited duration agreements or arrangements with our vendors and affinity partners which are typically terminable by either party upon several months notice; loss of significant customers or relationships, including affinity relationships; loss of customers either directly or indirectly as a result of consolidation among large wireless service carriers and others within the wireless communications industry; the strength of the customers', vendors' and affinity partners' business; economic conditions that may impact customers' ability to fund or pay for the purchase of our products and services, including credit risk; our dependence on a relatively small number of suppliers and vendors, which could hamper our ability to maintain appropriate inventory levels and meet customer demand; failure of our information technology system or distribution system; technology changes in the wireless communications industry, which could lead to significant inventory obsolescence and/or our inability to offer key products that our customers demand; third-party freight carrier interruption; increased competition from competitors, including manufacturers or national and regional distributors of the products we sell and the absence of significant barriers to entry which could result in pricing and other pressures on profitability and market share; our inability to access capital and obtain financing as and when needed; transitional and other risks associated with acquisitions of companies that we may undertake in an effort to expand our business; the possibility that, for unforeseen reasons, we may be delayed in entering into or performing, or may fail to enter into or perform, anticipated contracts or may otherwise be delayed in realizing or fail to realize anticipated revenues or anticipated savings; our inability to protect certain intellectual property, including systems and technologies on which we rely; and our inability to hire or retain for any reason our key professionals, management and staff.

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